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    As filed with the Securities and Exchange Commission on December 14, 2001

                                                      Registration No. 333-57322

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   CMGI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                04-2921333
       (State or Other Jurisdiction of                  (I.R.S. Employer
        Incorporation or Organization)               Identification Number)

100 Brickstone Square, Andover, Massachusetts                01810
  (Address of Principal Executive Offices)                (Zip Code)


                      CMGI, Inc. Deferred Compensation Plan
                            (Full Title of the Plan)

                               DAVID S. WETHERELL
                Chairman of the Board and Chief Executive Officer
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            WILLIAM WILLIAMS II, ESQ.
                       Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810



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Explanatory Note:

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-57322) (the "Registration Statement") is being filed to deregister certain deferred compensation obligations of CMGI, Inc. (the "Company") that were registered pursuant to the Company's Deferred Compensation Plan (the "Plan"). The deferred compensation obligations were unfunded and unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan.

     The Registration Statement registered an aggregate of $5,000,000 of deferred compensation obligations issuable under the Plan. The Plan has been terminated and all outstanding obligations under the Plan have been repaid and discharged. An aggregate of $1,505,657 was deferred by participants under the Plan. The Registration Statement is hereby amended to deregister an aggregate of $3,494,343 of the securities registered under the Registration Statement that remain unissued.



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                                    SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on December 14, 2001.

                                        CMGI, INC.



                                        By:  /s/ William Williams II
                                             ----------------------------------
                                             William Williams II
                                             Vice President and General Counsel

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